<pre>
As filed with the
Securities and Exchange Commission On March 7, 2003
                                                Registration No.333-___________
================================================================================

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            _________________________

                                     FORM S-8

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                             CONECTISYS CORPORATION
                    (Name of small business issuer in its charter)

           Colorado                    3663                  84-1017107
(State or other jurisdiction of (Primary Standard )          (I.R.S.
incorporation or organization)  Industrial Classification     Employer
                                     Code Number)             Identification)

             24730 Avenue Tibbitts, Suite 130, Valencia, California 91355
                                     (661) 295-6763
            (Address and telephone number of Registrant's principal executive offices and principal place of business)
                            _________________________

                                 Robert A. Spigno
                              Chief Executive Officer
                               ConectiSys Corporation
                         24730 Avenue Tibbitts, Suite 130
                            Valencia, California 91355
                                 (661) 295-6763
                            _________________________

                                   Copies to:
                              Larry A. Cerutti, Esq.
                              John T. Bradley, Esq.
                               Rutan & Tucker, LLP
                          611 Anton Boulevard, 14th Floor
                           Costa Mesa, California  92626
                                 (714) 641-5100


                                          CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                               PROPOSED           PROPOSED
OF SECURITIES TO       AMOUNT OF SECURITIES    MAXIMUM OFFERING   MAXIMUM AGGERGATE          AMOUNT OF
BE REGISTERED           TO BE REGISTERED          PRICE (1)       OFFERING PRICE (1)      REGISTRATION FEE
------------------     ---------------------   ----------------   -----------------       ----------------
Common stock,          4,000,000 shares          $0.0045            $18,000               $1.46
no par value

(1) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on March 6, 2003.

                              EXPLANATORY NOTE

         This registration statement covers 4,000,000 shares of common stock, no par value per share, of Conectisys Corporation, that were issued under a Consulting Agreement dated as of November 1, 2002, between ConectiSys Corporation and Clifford Mastricola.

         This registration statement contains two parts. Part I contains a reoffer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the reoffer prospectus may be used for reoffers or resales on a continuous or delayed basis in the future of the 4,000,000 shares of common stock issued under the above-described Consulting Agreement. Part II contains information required in this registration statement under Part II of Form S-8.

ii


PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, we will provide to Mr. Clifford Mastricola the documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to Mr. Mastricola under Rule 428(b) of the Securities Act of 1933. Requests should be directed to Conectisys Corporation 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355 Attention: Corporate Administrator. Our telephone number is (661) 295-6763. The reoffer prospectus follows this paragraph.

iii

                                 PROSPECTUS

                            Conectisys Corporation

                       4,000,000 Shares of Common Stock

         The shares of Conectisys Corporation common stock being offered under this prospectus are being offered by Clifford Mastricola for his own account. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "CNES." On March 6, 2003, the high and low sale prices for a share of our common stock were $.0045 and $.0045, respectively.

         The mailing address and the telephone number of our principal executive offices are 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355,
(661) 295-6763.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is March 7, 2003

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements.......................... 12
Use of Proceeds............................................................ 12
Indemnification of Directors and Officers.................................. 12
Selling Security Holder.................................................... 14
Plan of Distribution....................................................... 15
Transfer Agent and Registrar............................................... 16
Legal Matters.............................................................. 16
Experts.................................................................... 17
Where You Can Find More Information........................................ 18
Incorporation of Documents by Reference.................................... 18

                                RISK FACTORS

        An investment in our common stock involves a high degree of risk. In addition to the other information in this document, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                         RISKS RELATED TO OUR BUSINESS

        WE HAVE NO HISTORY OF REVENUES, HAVE INCURRED SIGNIFICANT LOSSES, EXPECT CONTINUED LOSSES AND MAY NEVER ACHIEVE PROFITABLY. IF WE CONTINUE TO INCUR LOSSES, WE MAY HAVE TO CURTAIL OUR OPERATIONS, WHICH MAY PREVENT US FROM SUCCESSFULLY DEPLOYING OUR H-NET(TM) WIRELESS METER READING SYSTEM.

        We have no history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of December 31, 2002, we had an accumulated deficit of approximately $23,668,000. For our fiscal year ended September 30, 2002, we incurred a net loss of approximately $2,347,000 and for our fiscal year ended September 30, 2001, we incurred a net loss of approximately $2,154,000. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully deploying our H-Net(TM) wireless meter reading system, or our H-Net(TM) system, and operating or expanding our business. As a result of our financial condition, our independent auditors have issued an opinion questioning our ability to continue as a going concern.

        Our significant losses have resulted principally from costs incurred in connection with the development of our H-Net(TM) system and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned deployment of our H-Net(TM) system. Since we have not yet completed the development of our H-Net(TM) system, have no operating history and no sources of revenues, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

        OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

        The report of our independent auditors contained in our financial statements for the years ended September 30, 2002 and 2001 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent auditors questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our H-Net(TM) system. We urge potential investors to review this report before making a decision to invest in ConectiSys.

        WITHOUT SUBSTANTIAL ADDITIONAL FINANCING, WE MAY BE UNABLE TO ACHIEVE THE OBJECTIVES OF OUR CURRENT BUSINESS STRATEGY, WHICH COULD FORCE US TO DELAY, CURTAIL OR ELIMINATE OUR PRODUCT AND SERVICE DEVELOPMENT PROGRAMS.

        We require additional financing to produce cost-reduced hardware for our H- Net(TM) system capable of large-scale manufacturing; and obtain and implement contracts and joint venture agreements with meter manufacturers. If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs or entirely abandon our planned deployment of our H-Net(TM) system. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

        WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING ON SATISFACTORY TERMS, WHICH MAY REQUIRE US TO ACCEPT FINANCING ON BURDENSOME TERMS THAT MAY CAUSE SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS AND IMPOSE ONEROUS FINANCIAL RESTRICTIONS ON OUR BUSINESS.

        We require additional financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

        WE ARE SUBJECT TO AN INJUNCTION IMPOSED BY A FEDERAL COURT FOR VIOLATING THE FEDERAL SECURITIES LAWS, WHICH MAY MAKE IT MORE DIFFICULT TO RAISE FINANCING.

        In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-
(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1996. In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

        OUR DEFAULT ON THE REPAYMENT OF THE CONVERTIBLE DEBENTURES HELD BY CERTAIN SECURITY HOLDERS COULD HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

        Unpaid principal and accrued and unpaid interest on our convertible debentures becomes immediately due and payable one year from their date of issuance, or earlier in the event of a default. The events of default under the convertible debentures are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board(R) or failure to comply with the conditions of listing on the OTC Bulletin Board(R). If we default on our obligations under the convertible debentures, we may be required to immediately repay the outstanding principal amounts of the debentures and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital. Since we rely on our working capital to sustain our day to day operations and the development of our H-Net(TM) system, a default on the convertible debentures could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        WE RELY HEAVILY ON OUR MANAGEMENT, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

        Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board and Chief Executive Officer, Robert A. Spigno, and our Chief Technology Officer, Lawrence Muirhead. The loss of Messrs. Spigno or Muirhead or one or more other key members of management could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning or research and development activities. The development and operation of our H-Net(TM) system is largely dependent upon the skill and efforts of Mr. Muirhead. Although we have entered into employment agreements with Messrs. Spigno and Muirhead, we cannot assure the continued services of these key members of our management team. We do not maintain key-man life insurance policies on any member of management.

        WE HAVE A LIMITED OPERATING HISTORY OF SEVEN YEARS AND VERY LIMITED OPERATING EXPERIENCE; THEREFORE, REGARDLESS OF THE VIABILITY OR MARKET ACCEPTANCE OF OUR H-NET(TM) SYSTEM, WE MAY BE UNABLE TO ACHIEVE PROFITABILITY OR REALIZE OUR OTHER BUSINESS GOALS.

        Our H-Net(TM) system is the result of a new venture. We have been engaged in research and development of automatic meter reading technologies since 1995, and we have only recently completed limited pilot programs for our first and only product, our H-Net(TM) automatic meter reading system. We have generated no operating revenues from our H-Net(TM) system and have not commenced any of the widespread marketing and other functions that we anticipate will be required for successful deployment of our H-Net(TM) system. Deployment of our H-Net(TM) system will involve large-scale cost-reduction manufacturing runs for the production of the components employed in our H- Net(TM) system. Our success will depend in large part on our ability to deal with the problems, expenses and delays frequently associated with bringing a new product to market. Because we have little experience in the deployment and operational aspects of automatic meter reading technologies, we may be unable to successfully deploy and operate our H-Net(TM) system even if our H-Net(TM) system proves to be a viable automatic meter reading solution and achieves market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

        MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE ARE DEVELOPING TECHNOLOGY SIMILAR TO THAT EMPLOYED IN OUR H-NET(TM) SYSTEM. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US AND NEGATIVELY AFFECT THE DEPLOYMENT OF OUR H-NET(TM) SYSTEM AND OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

        We anticipate significant competition with our H-Net(TM) system from many companies. Our H-Net(TM) system is designed to compete with companies such as those that offer meter reading services utilizing modem and telephone line communications or drive-by data collection capabilities. Our H-Net(TM) system may compete with numerous companies, including Schlumberger Ltd., Itron, Inc., CellNet Data Systems, Hunt Technologies and Metricom Corporation, each of which has significantly more resources and operational and product development experience than we do. Some of our potential customers, namely, meter manufacturers and utility companies, may decide to develop their own products or service offerings that directly compete with our H- Net(TM) system. Although we believe that our H-Net(TM) system will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than ConectiSys will not negatively affect our business prospects and impair our ability to achieve profitability.

        WE ARE TARGETING A NEW AND EVOLVING MARKET AND WE CANNOT BE CERTAIN THAT OUR BUSINESS STRATEGY WILL BE SUCCESSFUL.

        The automation of utility meter reading and data distribution is a relatively new and rapidly changing market. We cannot accurately predict the size of this market or its potential growth. Our system is one possible solution for AMR and data distribution. It has not been adopted as an industry standard and it may not be adopted on a broad scale. Competing systems have been and likely will continue to be selected by utilities and other potential clients. Participants in the utility industry have historically been cautious and deliberate in making decisions concerning the adoption of new technology. This process, which can take up to several years to complete, may include the formation of evaluation committees, a review of different technical options, technology trials, equipment testing and certification, performance and cost justifications, regulatory review, one or more requests for vendor quotes and proposals, budgetary approvals and other steps. Only a limited number of utilities have made a commitment to purchase our products to date. Consequently, if our H-Net(TM) system as an AMR solution is unsuccessful and we are unable to enter into AMR or data distribution contracts on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

        The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Accordingly, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

o the timing and necessity of substantial expenditures for the development and deployment of our H-Net(TM) system;
o the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
o the failure of our H-Net(TM) system to satisfy the needs of the market that we intend to target and the resulting lack of widespread or adequate acceptance of our H-Net(TM) system; and
o the difficulties in managing rapid growth of operations and personnel.

        OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

        We have recently emerged from the development stage and although we do not currently have revenue-generating operations, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, results of operations and financial condition could be materially and adversely affected.

                    RISKS RELATED TO THIS OFFERING

        BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

        SHARES OF OUR COMMON STOCK ELIGIBLE OR TO BECOME ELIGIBLE FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

        As of March 6, 2003, we had outstanding 149,912,312 shares of common stock, of which all but approximately 66,200,000 shares were unrestricted under the Securities Act of 1933. As of March 6, 2003, we also had outstanding options, warrants, promissory notes, convertible debentures and preferred stock that were exercisable for or convertible into approximately 424,000,000 shares of common stock, approximately 387,000,000 of which are covered by registration rights. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

        CONVERSION OR EXERCISE OF OUR OUTSTANDING DERIVATIVE SECURITIES COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT BECAUSE THE CONVERSION AND EXERCISE PRICES OF THOSE SECURITIES AND/OR THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXERCISE OF THOSE SECURITIES ARE SUBJECT TO ADJUSTMENT.

        We have issued various notes, debentures and warrants that are convertible or exercisable at prices that are subject to adjustment due to a variety of factors, including fluctuations in the market price of our common stock and the issuance of securities at an exercise or conversion price less than the then-current exercise or conversion price of those notes, debentures or warrants. As of March 6, 2003, the closing price of a share of our common stock on the OTC Bulletin Board(R) was $.0045. On that date, our notes, debentures and warrants outstanding with adjustable conversion and/or exercise prices were convertible or exercisable into approximately 404,000,000 shares of our common stock. The number of shares of common stock that these adjustable securities ultimately may be converted into or exercised for could prove to be greater than this amount if the market price of our common stock declines. You could, therefore, experience substantial dilution of your investment as a result of the conversion or exercise of our outstanding derivative securities.

        The applicable conversion price of our debentures issued to certain security holders is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. Conversely, because the variable conversion price of these debentures has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures. The following table sets forth the number of shares issuable upon conversion of the principal portion of the debentures issued to certain security holders and outstanding as of March 6, 2003, based upon the indicated hypothetical trading prices:

                                            Approximate
                                             Number of        Percentage of
Hypothetical                                  Shares            Company's
Trading Price     Conversion Price (1)      Issuable (2)     Common Stock (3)
-------------    ---------------------     ------------     -----------------
$.008                  $.004                231,800,000           61%

$.006                  $.003                309,000,000           67%

$.004                  $.002                463,600,000           76%

$.002                  $.001                927,100,000           86%
_______________

        (1) The conversion price of our debentures is the lower of 50% of the average of the three lowest intraday trading prices of a share of our common stock on the OTC Bulletin Board(R) during the twenty trading days immediately preceding the conversion date, and either (a) $.06 for the March, May and June 2002 convertible debentures, or (b) $.01 for the November 2002 and March 2003 convertible debentures and the additional convertible debentures to be issued in a subsequent investment tranche in connection with the November 2002 debenture offering. As of March 6, 2003, the applicable conversion price was $.00225.

        (2) Our current authorized capital allows us to issue a maximum of 250,000,000 shares of common stock.

        (3) Amounts are based on 149,912,312 shares of our common stock outstanding as of March 6, 2003 plus the corresponding number of shares issuable. Each of the holders of our convertible debentures may not convert our debentures into more than 4.9% of our then-outstanding common stock; however, the holders may waive the 4.9% limitation, thus allowing the conversion of their debentures into a number of shares of common stock in excess of 4.9% of our then-outstanding common stock.

        The holders of our convertible debentures may elect to receive payment for accrued and unpaid interest on our convertible debentures in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these debentures. As a result of conversions of the principal or interest portion of our convertible debentures and related sales of our common stock by the holders of our convertible debentures, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our convertible debentures.

        IF OUR SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON CONVERSION OR EXERCISE OF DERIVATIVE SECURITIES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

        Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. The decrease in market price would allow holders of our derivative securities that have conversion or exercise prices based upon a discount on the market price of our common stock to convert or exercise their derivative securities into or for an increased number of shares of our common stock. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

        OUR CURRENT FINANCING ARRANGEMENTS COULD PREVENT OUR COMMON STOCK FROM BEING LISTED ON NASDAQ OR OTHER PRINCIPAL MARKETS.

        Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible debenture financings, especially those with variable conversion prices with low or no low-price limits, characteristically exert downward pressure on the market for a company's common stock. This pressure, if applied against the market for our common stock, may prevent our common stock from being listed on Nasdaq or other principal markets, but we do not currently satisfy various other listing requirements and thus are not in a position to have our common stock listed on any of those markets.

        OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND IN LITIGATION AGAINST US.

        The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the three months ended December 31, 2002, the high and low closing bid prices of our common stock were $.036 and $.007, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

        o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;
        o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
        o economic conditions specific to the industries in which we operate;
        o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
        o       regulatory developments;
        o       additions or departures of key personnel; and
        o future sales of our common stock or other debt or equity securities.

        If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

        BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

        Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

        BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

        Our common stock trades under the symbol "CNES" on the OTC Bulletin Board(R). Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

        OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF CONECTISYS, POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER STOCK PRICES FOR YOUR SHARES.

        Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. Of these shares, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of ConectiSys. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

        CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR SHAREHOLDERS.

        Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving ConectiSys that is not approved by our board of directors, even if those events may be beneficial to the interests of our shareholders. For example, as of February 12, 2003, Robert A. Spigno, our Chairman of the Board and Chief Executive Officer, was the holder of 200,020 shares of our Class A Preferred Stock. As of that date, Mr. Spigno also held an option, exercisable at $1.00 per share until its expiration on December 1, 2003, to purchase up to 250,000 additional shares of our Class A Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to our shareholders for action. Consequently, Mr. Spigno may have sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving ConectiSys. In addition, through his control of the board of directors and voting power, Mr. Spigno may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by ConectiSys. Also, the concentration of voting power in the hands of Mr. Spigno could have the effect of delaying or preventing a change in control of ConectiSys, even if the change in control would benefit our shareholders, and may adversely affect the market price of our common stock.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements, including among others:

        o       our product development activities;

        o our business strategy for establishing a presence in the AMR market;

        o anticipated trends in our financial condition and results of operations;

        o the impact of the continuing threat of terrorism and the responses to such threat by military, government, business and the public; and

        o our ability to distinguish ourselves from our current and future competitors.

        You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus and in the documents incorporated herein by reference. A number of factors could cause results to differ materially from those anticipated by forward- looking statements, including those discussed under "Risk Factors" and "Business."

        These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                             USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

        o       the person conducted himself in good faith;

        o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

        o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

        Under the CBCA, ConectiSys may not indemnify a director as described above:

        o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

        o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2002, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

        o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

        o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

        o for any transaction for which a director derived an improper personal benefit;

        o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

        o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

        o for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

        To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ConectiSys under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                          SELLING SECURITY HOLDER

         The following table sets forth information as of March 6, 2003 with respect to the beneficial ownership of our common stock both before and immediately following the offering by the selling security holder. The following calculations of the percent of outstanding shares are based on 149,912,312 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants and options that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder. All of the shares being offered under this prospectus were issued in a private placement transaction under the terms of a Consulting Agreement dated as of November 1, 2002 by and between us and the selling security holder.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                                                Shares of Class              Shares of
                                                Beneficially                 Class Being        Shares of Class
Name and Address of              Title of       Owned Prior                  offered Under      Beneficially Owned
of Beneficial Owner              Class          Prior to this Offering       this Prospectus    After this Offering(1)
__________________________      ________        _________________________    ________________   __________________________
                                                Number           Percent                        Number         Percent
                                                ------           -------                        ------         -------
Clifford Mastricola
2190 Carmel Valley Rd
Del Mar, CA  92014   ...........Common          4,000,0000        2.67%         4,000,000         --              --
---------------
(1)      Assumes all shares of class being offered are sold.


                            PLAN OF DISTRIBUTION

         The selling security holder and any of his donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of his shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to the prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         The selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of ConectiSys or derivatives of Conectisys securities and may sell or deliver shares in connection with these trades. The selling security holder may pledge his shares to his brokers under the margin provisions of customer agreements. If the selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder has not indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling security holder has not entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If the selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to pay all fees and expenses incident to the registration of the shares.

                       TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its telephone number is (972) 788-4193

                               LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                                  EXPERTS

         The consolidated financial statements of ConectiSys Corporation for the fiscal years ended September 30, 2002 and 2001 incorporated by reference into this prospectus have been audited by Hurley & Company, independent certified public accountants, to the extent and for the periods set forth in that firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of Hurley & Company as experts in auditing and accounting.

                    WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.conectisys.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     o Our annual report on Form 10-KSB for the fiscal year ended September 30, 2002 (File No. 33-3560D), filed with the Securities and Exchange Commission on January 21, 2003;

     o Our quarterly report on Form 10-QSB for the quarter ended December 31, 2002, filed with the Commission on February 19, 2003;

     o The description of our securities contained in our amendment no. 1 to registration statement on Form SB-2 (Registration No. 333-87062), together with any amendment or report filed for the purpose of amending or updating such description.

         Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Securities and Exchange Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             Conectisys Corporation
                        24730 Avenue Tibbitts, Suite 130
                          Valencia, California 91355
                      ATTENTION: CORPORATE ADMINISTRATOR
                          TELEPHONE: (661) 295-6763

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

         We incorporate the following documents by reference in this registration statement:

         (a) Our annual report on Form 10-KSB for the fiscal year ended September 30, 2002 (File No. 33-3560D)filed with the Securities and Exchange Commission on January 21, 2003;

         (b) Our quarterly report on Form 10-QSB for the quarter ended December 31, 2002, filed with the Commission on February 19, 2003;

         (c) The description of our securities contained in our amendment no. 1 to registration statement on Form SB-2 (Registration No. 333-87062), together with any amendment or report filed for the purpose of amending or updating such description.

         All reports and other documents we subsequently filed after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       Description of Securities.
              --------------------------

         Not Applicable.

ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

         Not Applicable.

ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

        o       the person conducted himself in good faith;

        o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

        o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

Under the CBCA, ConectiSys may not indemnify a director as described above:

        o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

        o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2002, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

        o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

        o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

        o for any transaction for which a director derived an improper personal benefit;

        o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

        o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

        o for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ConectiSys under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

ITEM 7 .      Exemption from Registration Claimed.
              ------------------------------------

         Exemption from the registration provisions of the Securities Act of 1933 for the issuance of the shares being offered pursuant to the reoffer prospectus contained in this registration statement is claimed under
Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and the purchaser was sophisticated with access to the kind of information registration would provide.

ITEM 8.       Exhibits.
              ---------

         4.1 Consulting Agreement dated as of November 1, 2002 by and between Conectisys Corporation and Clifford Mastricola

         5.1      Opinion of Rutan & Tucker, LLP

        23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

        23.2      Consent of Hurley & Company

        24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 9.       Undertakings.
              -------------

         Conectisys Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by Conectisys Corporation to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement):

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any additional or changed material information on the plan of distribution.

         (2) For determining under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on March 7, 2003.

                                 Conectisys Corporation,
                                 a Colorado corporation


                                 By:  /S/ ROBERT A. SPIGNO
                                     --------------------------------------
                                     Robert A. Spigno, Chairman of the
                                     Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Spigno his attorney-in- fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, including a majority of the board of directors, in the capacities and on the date indicated.

        SIGNATURE                          TITLE                     DATE
        ---------                          -----                     ----

/S/ ROBERT A. SPIGNO               Chairman of the Board,     March 7, 2003
----------------------------       Chief Executive
Robert A. Spigno                   Officer (Principal
                                   Executive Officer),
                                   and Director

/S/ LAWRENCE MUIRHEAD              Chief Technology Officer   March 7, 2003
----------------------------       and Director
Lawrence Muirhead

/S/ PATRICIA A. SPIGNO             Chief Financial Officer    March 7, 2003
----------------------------       (Principal Financial and
Patricia A. Spigno                 Accounting Officer),
                                   Secretary & Treasurer

/S/ MELISSA McGOUGH                Corporate Administrator    March 7, 2003
----------------------------       and Director
Melissa McGough

                                  EXHIBIT INDEX

    Exhibit No.       Description
    -----------       -----------

         4.1 Consulting Agreement dated as of November 1, 2002 by and between Conectisys Corporation and Clifford Mastricola

         5.1      Opinion of Rutan & Tucker, LLP

        23.1      Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

        23.2      Consent of Hurley & Company

        24.1      Power of Attorney (included on the signature page hereof)